Exhibit 99.1

CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
July 22, 2010
STARWOOD REPORTS SECOND QUARTER 2010 RESULTS
WHITE PLAINS, NY, July 22, 2010 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported second quarter 2010 financial results.
Second Quarter 2010 Highlights
•	Excluding special items, EPS from continuing operations was $0.35. Including special items, EPS from continuing operations was $0.42.

•	Adjusted EBITDA was $226 million.

•	Excluding special items, income from continuing operations was $67 million. Including special items, income from continuing operations was $79 million.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 13.1% (11.9% in constant dollars) compared to the second quarter of 2009. System-wide REVPAR for Same-Store Hotels in North America increased 12.0% (10.6% in constant dollars).

•	Management and franchise revenues increased 14.0% compared to 2009.

•	Worldwide Same-Store company-operated gross operating profit margins increased approximately 150 basis points.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 18.4% (16.4% in constant dollars) compared to the second quarter of 2009. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 21.1% (17.6% in constant dollars).

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide increased 400 basis points.

•	Operating income from vacation ownership and residential increased $6 million compared to 2009.

•	During the quarter, the Company signed 25 hotel management and franchise contracts representing approximately 6,400 rooms and opened 18 hotels and resorts with approximately 4,100 rooms.

Second Quarter 2010 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2010 of $0.42 per share compared to $0.78 in the second quarter of 2009. Excluding special items, EPS from continuing operations was $0.35 for the second quarter of 2010 compared to $0.22 in the second quarter of 2009. Excluding special items, the effective income tax rate in the second quarter of 2010 was 16.1% compared to 23.5% in the same period of 2009.
Income from continuing operations was $79 million in the second quarter of 2010 compared to $140 million in 2009. Excluding special items, income from continuing operations was $67 million in the second quarter of 2010 compared to $40 million in 2009.
Net income, which includes a $36 million after-tax gain in discontinued operations from the sale of two hotels, was $114 million and EPS was $0.61 in the second quarter of 2010 compared to net income of $134 million and EPS of $0.74 in the second quarter of 2009. Net income in 2009 includes a $120 million income tax benefit associated with an Italian tax incentive program.
Frits van Paasschen, CEO said, “Starwood’s global footprint and strong brands drove the Company’s second quarter revenues and earnings above expectations. Average daily rates are back into positive territory as occupancy levels continue their steady ascent towards pre-crisis levels. The relaunch of Sheraton is enjoying a terrific response with strong increases in North American market share during the first six months of 2010.”
“While global lodging demand is solid, the economic outlook around the world remains unpredictable. We will continue to plan for a range of potential scenarios, but each entails a focus on driving top-line growth with strong discipline in our cost base. We remain cautiously confident in our near-term outlook and are bullish over the long-term given our growth prospects.”
Second Quarter 2010 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 13.1% (11.9% in constant dollars) compared to the second quarter of 2009. International System-wide REVPAR for Same-Store Hotels increased 14.6% (13.8% in constant dollars).
Increases in REVPAR for Worldwide System-wide Same-Store hotels by region:

	REVPAR
Region	Reported	Constant dollars
North America	12.0%	10.6%
Europe	6.3%	10.0%
Asia Pacific	31.7%	24.2%
Africa and the Middle East	0.1%	0.2%
Latin America	29.7%	29.7%

Increases in REVPAR for Worldwide System-wide Same-Store hotels by brand:

	REVPAR
Brand	Reported	Constant dollars
St. Regis/Luxury Collection	10.7%	11.5%
W Hotels	33.1%	32.2%
Westin	11.4%	9.9%
Sheraton	13.5%	11.9%
Le Méridien	8.8%	9.2%
Four Points by Sheraton	12.6%	9.9%
Worldwide Same-Store company-operated gross operating profit margins increased approximately 150 basis points in the second quarter driven by REVPAR increases. International gross operating profit margins for Same-Store company-operated properties increased approximately 180 basis points, and North American Same-Store company-operated gross operating profit margins increased approximately 140 basis points.
Management fees, franchise fees and other income were $177 million, up $11 million, or 6.6%, from the second quarter of 2009. Management fees increased 16.3% to $100 million and franchise fees increased 20.6% to $41 million.
During the second quarter of 2010, the Company signed 25 hotel management and franchise contracts, representing approximately 6,400 rooms, of which 18 are new builds and seven are conversions from other brands. At June 30, 2010, the Company had approximately 350 hotels in the active pipeline representing approximately 85,000 rooms.
During the second quarter of 2010, 18 new hotels and resorts (representing approximately 4,100 rooms) entered the system, including the Le Méridien Philadelphia (Pennsylvania, 192 rooms), Sheraton Brooklyn New York Hotel (New York, 321 rooms), Sheraton Hsinchu (Taiwan, 359 rooms), and The Romanos, a Luxury Collection Resort, Costa Navarino (Greece, 321 rooms). Six properties (representing approximately 1,600 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 18.4% (16.4% in constant dollars). REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 21.1% (17.6% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 14.3% (14.7% in constant dollars).
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 15.9% (12.6% in constant dollars) while costs and expenses increased 10.6% when compared to 2009. Margins at these hotels increased 390 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 16.0% (14.0% in constant dollars) while costs and expenses increased 10.3% when compared to 2009. Margins at these hotels increased 400 basis points.
Revenues at owned, leased and consolidated joint venture hotels were $437 million, compared to $386 million in 2009.

Vacation Ownership
Total vacation ownership revenues increased 5.6% to $131 million when compared to $124 million in 2009. Originated contract sales of vacation ownership intervals decreased 1.3% primarily due to the closure of fractional sales centers in 2009. The average price per vacation ownership unit sold decreased 7.5% to approximately $15,000, driven by price reductions and inventory mix. The number of contracts signed increased 5.9% when compared to 2009 due to higher closing efficiency partly offset by lower tour flow.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 17.9% to $92 million compared to the second quarter of 2009, due to the timing of accruals for incentive based compensation this year when compared to last year. SG&A head count was flat and cost controls remained strong in the quarter.
Capital
Gross capital spending during the quarter included approximately $25 million of maintenance capital and $49 million of development capital. Investment spending on net vacation ownership interest (“VOI”) and residential inventory was $28 million, primarily related to the St. Regis Bal Harbour project.
Asset Sales
On April 15, 2010, the Company completed the sale of the former W Court and Tuscany in New York for gross proceeds of $78 million. These hotels were sold unencumbered by management contracts and are no longer part of the Starwood system.
Balance Sheet
At June 30, 2010, the Company had gross debt of $2.979 billion, excluding $375 million of debt associated with securitized vacation ownership notes receivable that are required to be consolidated under ASU 2009-17. Additionally, the Company had cash and cash equivalents of $162 million (including $72 million of restricted cash), or net debt of $2.817 billion, compared to net debt of $2.883 billion as of March 31, 2010. Net debt at June 30, 2010 including debt associated with securitized vacation ownership notes receivable was $3.192 billion.
At June 30, 2010, debt was approximately 78% fixed rate and 22% floating rate and its weighted average maturity was 4.6 years with a weighted average interest rate of 6.93% excluding the securitized debt. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.381 billion.
On April 20, 2010, the Company executed a new $1.5 billion Senior Credit Facility (“New Facility”). The New Facility matures on November 15, 2013 and replaces the former $1.875 billion Revolving Credit Agreement, which would have matured on February 11, 2011. The New Facility enhances the Company’s financial flexibility and is expected to be used for general corporate purposes.

IRS Tax Settlement
In January 2009, the Company and the IRS reached an agreement in principle to settle the litigation pertaining to the tax treatment of the Company’s 1998 disposition of World Directories, Inc. Under the proposed settlement, the Company expects to receive a refund in 2010 of over $200 million as a result of tax payments previously made.
Outlook
For the Full Year 2010, based on our second quarter results and our expectations for the third quarter:
•	Adjusted EBITDA is expected to be approximately $815 million to $845 million assuming:

• REVPAR increases at Same-Store Company Operated Hotels Worldwide of 7% to 9% in constant dollars (approximately 100 basis points lower in dollars at current exchange rates).

• REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 7% to 9% in constant dollars and in dollars at current exchange rates.

• Management and franchise revenues is expected to be up approximately 7% to 9%.

• Operating income from our vacation ownership and residential business is expected to be approximately $115 million to $125 million.

• Selling, General and Administrative expenses is expected to increase 6% to 8%.

•	Depreciation and amortization is expected to be approximately $332 million.

•	Interest expense is expected to be approximately $262 million and cash taxes are expected to be approximately $75 million.

•	Full year effective tax rate is expected to be approximately 20%.

•	EPS before special items is expected to be approximately $0.93 to $1.05.

•	Full year capital expenditures (excluding vacation ownership and residential inventory) is expected to be approximately $150 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments is expected to total approximately $150 million. Vacation ownership is expected to generate approximately $200 million in positive cash flow, including proceeds from a planned securitization in late 2010. Bal Harbour capital is expected to be approximately $140 million.

For the three months ended September 30, 2010:
•	Adjusted EBITDA is expected to be approximately $185 million to $195 million assuming:
•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 8% to 10% in constant dollars (5% to 7% in dollars at current exchange rates).

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 8% to 10% in constant dollars (5% to 7% in dollars at current exchange rates).

•	Management and franchise revenues is expected to be up approximately 7% to 9%.

•	Operating income from our vacation ownership and residential business is expected to be flat to up $5 million.
•	Depreciation and amortization is expected to be $82 million.

•	Interest expense is expected to be $67 million.

•	Income from continuing operations, before special items, is expected to be approximately $28 million to $36 million, reflecting an effective tax rate of approximately 22%.

•	EPS before special items is expected to be approximately $0.15 to $0.19.

Special Items
The Company’s special items netted to a benefit of $21 million ($12 million after-tax benefit) in the second quarter of 2010 compared to a $26 million charge ($100 million after-tax benefit) in the same period of 2009.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended			Six Months Ended
June 30,			June 30,
2010	2009		2010	2009
$67	$40	Income from continuing operations before special items	$91	$67

$0.35	$0.22	EPS before special items	$0.48	$0.37

		Special Items
1	(5)	Restructuring, goodwill impairment and other special charges, net (a)	1	(22)
20	(21)	Gain (loss) on asset dispositions and impairments, net (b)	21	(26)

21	(26)	Total special items — pre-tax	22	(48)
(9)	6	Income tax (expense) benefit for special items (c)	(4)	10
—	120	Italian income tax incentive (d)	—	120

12	100	Total special items — after-tax	18	82

$79	$140	Income from continuing operations	$109	$149

$0.42	$0.78	EPS including special items	$0.58	$0.82

(a)	During the three and six months ended June 30, 2010, the Company recorded restructuring credits associated with the reversal of previous restructuring reserves no longer deemed necessary.

During the three and six months ended June 30, 2009, the Company recorded restructuring charges associated with its initiative to streamline operations and eliminate costs, including severance, lease termination fees and the write-off of leasehold improvements.

(b)	During the three and six months ended June 30, 2010, the net gain primarily relates to a gain of $14 million from property insurance proceeds related to an owned hotel damaged by a tornado and a $5 million gain that resulted from the step acquisition of a controlling interest in a previously unconsolidated joint venture.

During the three and six months ended June 30, 2009, the charge primarily reflects a loss on the sale of one owned hotel and the impairment of the Company’s retained interest in securitized receivables and certain fixed assets.

(c)	During the three months ended June 30, 2010, the expense primarily relates to tax expense at the statutory rate for restructuring credits and gains. During the six months ended June 30, 2010, the expense primarily relates to tax expense at the statutory rate for restructuring credits and gains, partially offset by the adjustment of deferred tax assets associated with prior year impairment charges due to a change in a foreign tax rate.

During the three and six months ended June 30, 2009, the benefit primarily relates to tax benefits at the statutory rate for restructuring and impairment charges, partially offset by permanent tax charges associated with the loss on asset dispositions.

(d)	During the three and six months ended June 30, 2009, benefit relates to an Italian tax incentive program through which the tax basis of Italian owned hotels were stepped up in exchange for paying a relatively minor current tax. As a result, the Company recognized a net deferred tax benefit of $120 million under the program.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. (EDT) today at (706) 758-8744. The conference call will be available through a simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EDT) today through July 29, 2010 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (706) 645-9291 (pass code #57055870).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,011 properties in 100 countries and 145,000 employees at its owned and managed properties. Starwood Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2010	2009	Variance		2010	2009	Variance
			Revenues
$437	$386	13.2	Owned, leased and consolidated joint venture hotels	$818	$766	6.8
137	126	8.7	Vacation ownership and residential sales and services	270	261	3.4
177	166	6.6	Management fees, franchise fees and other income	330	310	6.5
538	489	10.0	Other revenues from managed and franchised properties (a)	1,058	957	10.6

1,289	1,167	10.5		2,476	2,294	7.9
			Costs and Expenses
347	322	(7.8)	Owned, leased and consolidated joint venture hotels	676	649	(4.2)
103	98	(5.1)	Vacation ownership and residential	204	204	—
92	78	(17.9)	Selling, general, administrative and other	168	151	(11.3)
(1)	5	n/m	Restructuring, goodwill impairment and other special charges, net	(1)	22	n/m
66	69	4.3	Depreciation	132	137	3.6
7	7	—	Amortization	17	14	(21.4)
538	489	(10.0)	Other expenses from managed and franchised properties (a)	1,058	957	(10.6)

1,152	1,068	(7.9)		2,254	2,134	(5.6)
137	99	38.4	Operating income	222	160	38.8
3	3	—	Equity earnings and gains and (losses) from unconsolidated ventures, net	6	(2)	n/m
(59)	(53)	(11.3)	Interest expense, net of interest income of $0, $2, $1 and $2	(121)	(96)	(26.0)
20	(21)	n/m	Gain (loss) on asset dispositions and impairments, net	21	(26)	n/m

101	28	n/m	Income from continuing operations before taxes	128	36	n/m
(22)	112	n/m	Income tax (expense) benefit	(21)	111	n/m

79	140	(43.6)	Income from continuing operations	107	147	(27.2)
			Discontinued Operations:
(1)	1	n/m	Net (loss) income from operations, net of tax	(1)	(1)	—
36	(7)	n/m	Net gain (loss) on dispositions, net of tax	36	(8)	n/m

114	134	(14.9)	Net income	142	138	2.9
—	—	—	Net loss attributable to noncontrolling interests	2	2	—

$114	$134	(14.9)	Net income attributable to Starwood	$144	$140	2.9

			Earnings (Loss) Per Share — Basic
$0.44	$0.79	(44.3)	Continuing operations	$0.60	$0.83	(27.7)
0.19	(0.04)	n/m	Discontinued operations	0.19	(0.05)	n/m

$0.63	$0.75	(16.0)	Net income	$0.79	$0.78	1.3

			Earnings (Loss) Per Share — Diluted
$0.42	$0.78	(46.2)	Continuing operations	$0.58	$0.82	(29.3)
0.19	(0.04)	n/m	Discontinued operations	0.19	(0.05)	n/m

$0.61	$0.74	(17.6)	Net income	$0.77	$0.77	—

			Amounts attributable to Starwood’s Common Shareholders
$79	$140	(43.6)	Continuing operations	$109	$149	(26.8)
35	(6)	n/m	Discontinued operations	35	(9)	n/m

$114	$134	(14.9)	Net income	$144	$140	2.9

182	180		Weighted average number of shares	182	179

189	183		Weighted average number of shares assuming dilution	188	182

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	June 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$90	$87
Restricted cash	64	47
Accounts receivable, net of allowance for doubtful accounts of $50 and $54	521	447
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $9 and $0	49	—
Inventories	749	783
Prepaid expenses and other	146	127

Total current assets	1,619	1,491
Investments	308	344
Plant, property and equipment, net	3,312	3,350
Assets held for sale	—	71
Goodwill and intangible assets, net	2,064	2,063
Deferred tax assets	971	982
Other assets (a)	493	460
Securitized vacation ownership notes receivable	346	—

	$9,113	$8,761

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$7	$5
Current maturities of long-term securitized vacation ownership debt	108	—
Accounts payable	142	139
Accrued expenses	1,118	1,212
Accrued salaries, wages and benefits	326	303
Accrued taxes and other	317	368

Total current liabilities	2,018	2,027
Long-term debt (b)	2,972	2,955
Long-term securitized vacation ownership debt	267	—
Deferred income taxes	30	31
Other liabilities	1,875	1,903

	7,162	6,916
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 190,215,688 and 186,785,068 shares at June 30, 2010 and December 31, 2009, respectively	2	2
Additional paid-in capital	647	552
Accumulated other comprehensive loss	(385)	(283)
Retained earnings	1,671	1,553

Total Starwood stockholders’ equity	1,935	1,824
Noncontrolling interest	16	21

Total equity	1,951	1,845

	$9,113	$8,761

(a)	Includes restricted cash of $8 million and $7 million at June 30, 2010 and December 31, 2009, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $439 million and $581 million at June 30, 2010 and December 31, 2009, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2010	2009	Variance		2010	2009	Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$114	$134	(14.9)	Net income	$144	$140	2.9
64	58	10.3	Interest expense(a)	130	109	19.3
(12)	(118)	(89.8)	Income tax (benefit) expense (b)	(13)	(116)	(88.8)
75	80	(6.3)	Depreciation(c)	149	158	(5.7)
8	7	14.3	Amortization (d)	19	15	26.7

249	161	54.7	EBITDA	429	306	40.2
(20)	21	n/m	(Gain) loss on asset dispositions and impairments, net	(21)	26	n/m
(2)	13	n/m	Discontinued operations pre-tax net (gain) loss on dispositions	(2)	13	n/m
(1)	5	n/m	Restructuring, goodwill impairment and other special charges, net	(1)	22	n/m

$226	$200	13.0	Adjusted EBITDA	$405	$367	10.4

(a)	Includes $5 million and $3 million of interest expense related to unconsolidated joint ventures for the three months ended June 30, 2010 and 2009, respectively, and $8 million and $11 million for the six months ended June 30, 2010 and 2009, respectively.

(b)	Includes $(34) million and $(6) million of tax (benefit) expense recorded in discontinued operations net (gain) loss on dispositions for the three months ended June 30, 2010 and 2009, respectively, and $(34) million and $(5) million for the six months ended June 30, 2010 and 2009, respectively.

(c)	Includes $9 million and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended June 30, 2010 and 2009, respectively, and $17 million and $16 million for the six months ended June 30, 2010 and 2009, respectively. Includes $0 million and $3 million of depreciation expense in discontinued operations for the three months ended June 30, 2010 and 2009, respectively, and $0 million and $5 million for the six months ended June 30, 2010 and 2009, respectively.

(d)	Includes $1 million and $0 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended June 30, 2010 and 2009, respectively, and $2 million and $1 million for the six months ended June 30, 2010 and 2009, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
September 30, 2010		December 31, 2010

$28	Net income	$230
67	Interest expense	262
8	Income tax expense (a)	15
82	Depreciation and amortization	332

185	EBITDA	839
—	Gain on asset disposition and impairments, net	(21)
—	Discontinued operations pre-tax net gain on dispositions	(2)
—	Restructuring, goodwill impairment and other special charges, net	(1)

$185	Adjusted EBITDA	$815

Three Months Ended		Year Ended
September 30, 2010		December 31, 2010

$28	Income from continuing operations before special items	$177

$0.15	EPS before special items	$0.93

	Special Items
—	Restructuring, goodwill impairment and other special charges, net	1
—	Gain on asset dispositions and impairments, net	21

—	Total special items — pre-tax	22
—	Income tax expense on special items	(4)

—	Total special items — after-tax	18

$28	Income from continuing operations	$195

$0.15	EPS including special items	$1.03

High Case

Three Months Ended		Year Ended
September 30, 2010		December 31, 2010

$36	Net income	$253
67	Interest expense	262
10	Income tax expense (a)	22
82	Depreciation and amortization	332

195	EBITDA	869
—	Gain on asset disposition and impairments, net	(21)
—	Discontinued operations pre-tax net gain on dispositions	(2)
—	Restructuring, goodwill impairment and other special charges, net	(1)

$195	Adjusted EBITDA	$845

Three Months Ended		Year Ended
September 30, 2010		December 31, 2010

$36	Income from continuing operations before special items	$200

$0.19	EPS before special items	$1.05

	Special Items
—	Restructuring, goodwill impairment and other special charges, net	1
—	Gain on asset dispositions and impairments, net	21

—	Total special items — pre-tax	22
—	Income tax expense on special items	(4)

—	Total special items — after-tax	18

$36	Income from continuing operations	$218

$0.19	EPS including special items	$1.15

(a)	The full year amounts reflect a $34 million tax benefit recorded in discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2010	2009	Variance	Worldwide	2010	2009	Variance

			Revenue
$391	$340	15.0	Same-Store Owned Hotels	$721	$655	10.1
—	21	(100.0)	Hotels Sold or Closed in 2010 and 2009 (a)	—	49	(100.0)
44	25	76.0	Hotels Without Comparable Results	95	62	53.2
2	—	n/m	Other ancillary hotel operations	2	—	n/m

$437	$386	13.2	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$818	$766	6.8

			Costs and Expenses
$308	$281	(9.6)	Same-Store Owned Hotels	$592	$551	(7.4)
—	19	100.0	Hotels Sold or Closed in 2010 and 2009 (a)	—	44	100.0
37	22	(68.2)	Hotels Without Comparable Results	82	54	(51.9)
2	—	n/m	Other ancillary hotel operations	2	—	n/m

$347	$322	(7.8)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$676	$649	(4.2)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2010	2009	Variance	North America	2010	2009	Variance

			Revenue
$247	$216	14.4	Same-Store Owned Hotels	$458	$420	9.0
—	14	(100.0)	Hotels Sold or Closed in 2010 and 2009 (a)	—	29	(100.0)
28	25	12.0	Hotels Without Comparable Results	68	61	11.5
2	—	n/m	Other ancillary hotel operations	2	—	n/m

$277	$255	8.6	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$528	$510	3.5

			Costs and Expenses
$203	$185	(9.7)	Same-Store Owned Hotels	$389	$364	(6.9)
—	12	100.0	Hotels Sold or Closed in 2010 and 2009 (a)	—	24	100.0
22	21	(4.8)	Hotels Without Comparable Results	55	52	(5.8)
2	—	n/m	Other ancillary hotel operations	2	—	n/m

$227	$218	(4.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$446	$440	(1.4)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2010	2009	Variance	International	2010	2009	Variance

			Revenue
$144	$124	16.1	Same-Store Owned Hotels	$263	$235	11.9
—	7	(100.0)	Hotels Sold or Closed in 2010 and 2009 (a)	—	20	(100.0)
16	—	n/m	Hotels Without Comparable Results	27	1	n/m
—	—	—	Other ancillary hotel operations	—	—	—

$160	$131	22.1	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$290	$256	13.3

			Costs and Expenses
$105	$96	(9.4)	Same-Store Owned Hotels	$203	$187	(8.6)
—	7	100.0	Hotels Sold or Closed in 2010 and 2009 (a)	—	20	100.0
15	1	n/m	Hotels Without Comparable Results	27	2	n/m
—	—	—	Other ancillary hotel operations	—	—	—

$120	$104	(15.4)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$230	$209	(10.0)

(a)	Same-Store Owned Hotel Results exclude six and eight hotels sold or closed in 2010 and 2009 for three and six months, respectively, and five hotels without comparable results for the three and six months.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended June 30,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2010	2009	Var.	2010	2009	Var.	2010	2009	Var.
TOTAL HOTELS
REVPAR ($)	109.07	96.42	13.1%	105.76	94.46	12.0%	113.65	99.13	14.6%
ADR ($)	158.54	156.08	1.6%	148.41	146.28	1.5%	173.82	171.19	1.5%
Occupancy (%)	68.8%	61.8%	7.0	71.3%	64.6%	6.7	65.4%	57.9%	7.5

SHERATON
REVPAR ($)	95.67	84.32	13.5%	93.76	83.98	11.6%	98.14	84.75	15.8%
ADR ($)	140.86	138.53	1.7%	132.51	131.15	1.0%	152.79	149.28	2.4%
Occupancy (%)	67.9%	60.9%	7.0	70.8%	64.0%	6.8	64.2%	56.8%	7.4

WESTIN
REVPAR ($)	122.23	109.72	11.4%	116.93	107.98	8.3%	137.94	114.89	20.1%
ADR ($)	171.03	168.68	1.4%	161.78	162.22	-0.3%	199.78	189.73	5.3%
Occupancy (%)	71.5%	65.0%	6.5	72.3%	66.6%	5.7	69.0%	60.6%	8.4

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	182.97	165.31	10.7%	175.27	152.23	15.1%	187.38	172.72	8.5%
ADR ($)	287.60	293.02	-1.8%	266.43	258.83	2.9%	300.37	313.68	-4.2%
Occupancy (%)	63.6%	56.4%	7.2	65.8%	58.8%	7.0	62.4%	55.1%	7.3

LE MERIDIEN
REVPAR ($)	122.24	112.34	8.8%	210.00	166.86	25.9%	114.62	107.58	6.5%
ADR ($)	180.92	179.45	0.8%	246.09	207.57	18.6%	173.61	176.22	-1.5%
Occupancy (%)	67.6%	62.6%	5.0	85.3%	80.4%	4.9	66.0%	61.1%	4.9

W
REVPAR ($)	174.63	131.20	33.1%	169.99	135.35	25.6%	194.89	113.01	72.5%
ADR ($)	231.42	217.45	6.4%	223.52	211.02	5.9%	267.44	258.88	3.3%
Occupancy (%)	75.5%	60.3%	15.2	76.1%	64.1%	12.0	72.9%	43.7%	29.2

FOUR POINTS
REVPAR ($)	71.54	63.53	12.6%	68.76	63.14	8.9%	77.12	64.32	19.9%
ADR ($)	105.53	102.63	2.8%	99.91	98.79	1.1%	117.32	111.22	5.5%
Occupancy (%)	67.8%	61.9%	5.9	68.8%	63.9%	4.9	65.7%	57.8%	7.9

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended June 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2010	2009	Var.	2010	2009	Var.
TOTAL WORLDWIDE
REVPAR ($)	109.07	96.42	13.1%	122.15	107.64	13.5%
ADR ($)	158.54	156.08	1.6%	176.04	173.56	1.4%
Occupancy (%)	68.8%	61.8%	7.0	69.4%	62.0%	7.4

NORTH AMERICA
REVPAR ($)	105.76	94.46	12.0%	128.23	113.17	13.3%
ADR ($)	148.41	146.28	1.5%	174.10	170.58	2.1%
Occupancy (%)	71.3%	64.6%	6.7	73.7%	66.3%	7.4

EUROPE
REVPAR ($)	143.37	134.84	6.3%	157.93	150.89	4.7%
ADR ($)	208.65	215.07	-3.0%	222.18	230.63	-3.7%
Occupancy (%)	68.7%	62.7%	6.0	71.1%	65.4%	5.7

AFRICA & MIDDLE EAST
REVPAR ($)	117.71	117.59	0.1%	118.95	119.97	-0.9%
ADR ($)	168.57	175.13	-3.7%	168.79	176.75	-4.5%
Occupancy (%)	69.8%	67.1%	2.7	70.5%	67.9%	2.6

ASIA PACIFIC
REVPAR ($)	99.31	75.43	31.7%	97.73	72.56	34.7%
ADR ($)	156.92	141.03	11.3%	156.64	139.12	12.6%
Occupancy (%)	63.3%	53.5%	9.8	62.4%	52.2%	10.2

LATIN AMERICA
REVPAR ($)	78.04	60.15	29.7%	78.96	60.76	30.0%
ADR ($)	137.91	130.02	6.1%	145.28	139.24	4.3%
Occupancy (%)	56.6%	46.3%	10.3	54.3%	43.6%	10.7

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended June 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2010	2009	Var.	2010	2009	Var.	2010	2009	Var.
TOTAL HOTELS	58 Hotels			31 Hotels			27 Hotels
REVPAR ($)	143.09	121.43	17.8%	149.40	124.57	19.9%	133.06	116.44	14.3%
ADR ($)	201.77	195.67	3.1%	198.30	184.82	7.3%	208.26	217.41	-4.2%
Occupancy (%)	70.9%	62.1%	8.8	75.3%	67.4%	7.9	63.9%	53.6%	10.3

Total Revenue	390,791	339,632	15.1%	247,122	215,807	14.5%	143,669	123,825	16.0%
Total Expenses	307,883	280,607	9.7%	202,793	184,845	9.7%	105,090	95,762	9.7%

BRANDED HOTELS	52 Hotels			25 Hotels			27 Hotels
REVPAR ($)	146.90	124.12	18.4%	157.36	129.92	21.1%	133.06	116.44	14.3%
ADR ($)	206.17	199.58	3.3%	204.85	189.09	8.3%	208.26	217.41	-4.2%
Occupancy (%)	71.3%	62.2%	9.1	76.8%	68.7%	8.1	63.9%	53.6%	10.3

Total Revenue	359,463	309,948	16.0%	215,794	186,123	15.9%	143,669	123,825	16.0%
Total Expenses	280,726	254,612	10.3%	175,636	158,850	10.6%	105,090	95,762	9.7%

(1)	Hotel Results exclude 6 hotels sold or closed and 5 hotels without comparable results during 2010 & 2009

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended June 30,
UNAUDITED ($ millions)

	Worldwide
	2010	2009	$ Variance	% Variance
Management Fees:
Base Fees	69	60	9	15.0%
Incentive Fees	31	26	5	19.2%

Total Management Fees	100	86	14	16.3%

Franchise Fees	41	34	7	20.6%

Total Management & Franchise Fees	141	120	21	17.5%

Other Management & Franchise Revenues (1)	30	30	0	0.0%

Total Management & Franchise Revenues	171	150	21	14.0%

Other	6	16	-10	-62.5%

Management Fees, Franchise Fees & Other Income	177	166	11	6.6%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $20 million in 2010 and 2009 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended June 30,
UNAUDITED ($ millions)

	2010	2009	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	74	75	(1.3%)
Other Sales and Services Revenues (2)	62	49	26.5%
Deferred Revenues — Percentage of Completion	0	13	(100.0%)
Deferred Revenues — Other (3)	(5)	(13)	(61.5%)

Vacation Ownership Sales and Services Revenues	131	124	5.6%
Residential Sales and Services Revenues	6	2	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	137	126	8.7%

Originated Sales Expenses (4) — Vacation Ownership Sales	48	47	(2.1%)
Other Expenses (5)	50	41	(22.0%)
Deferred Expenses — Percentage of Completion	0	6	100.0%
Deferred Expenses — Other	5	3	(66.7%)

Vacation Ownership Expenses	103	97	(6.2%)
Residential Expenses	0	1	100.0%

Total Vacation Ownership & Residential Expenses	103	98	(5.1%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Six Months Ended June 30,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2010	2009	Var.	2010	2009	Var.	2010	2009	Var.
TOTAL HOTELS
REVPAR ($)	103.61	94.58	9.5%	98.41	91.80	7.2%	110.73	98.37	12.6%
ADR ($)	158.47	159.28	-0.5%	147.67	150.34	-1.8%	173.93	172.33	0.9%
Occupancy (%)	65.4%	59.4%	6.0	66.6%	61.1%	5.5	63.7%	57.1%	6.6

SHERATON
REVPAR ($)	91.29	83.52	9.3%	85.81	80.63	6.4%	98.38	87.26	12.7%
ADR ($)	141.58	142.36	-0.5%	130.73	133.33	-2.0%	156.24	154.88	0.9%
Occupancy (%)	64.5%	58.7%	5.8	65.6%	60.5%	5.1	63.0%	56.3%	6.7

WESTIN
REVPAR ($)	116.93	108.16	8.1%	112.58	107.16	5.1%	129.38	111.03	16.5%
ADR ($)	172.09	173.94	-1.1%	164.07	169.70	-3.3%	195.97	186.84	4.9%
Occupancy (%)	67.9%	62.2%	5.7	68.6%	63.1%	5.5	66.0%	59.4%	6.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	171.40	156.38	9.6%	176.81	163.98	7.8%	168.22	151.94	10.7%
ADR ($)	279.30	291.25	-4.1%	270.41	287.03	-5.8%	285.08	293.98	-3.0%
Occupancy (%)	61.4%	53.7%	7.7	65.4%	57.1%	8.3	59.0%	51.7%	7.3

LE MERIDIEN
REVPAR ($)	119.40	109.96	8.6%	181.66	150.19	21.0%	113.90	106.40	7.0%
ADR ($)	180.78	181.06	-0.2%	229.24	207.36	10.6%	175.56	178.24	-1.5%
Occupancy (%)	66.0%	60.7%	5.3	79.2%	72.4%	6.8	64.9%	59.7%	5.2

W
REVPAR ($)	163.86	131.54	24.6%	155.34	128.30	21.1%	209.78	149.06	40.7%
ADR ($)	226.74	224.53	1.0%	214.45	215.12	-0.3%	293.98	281.85	4.3%
Occupancy (%)	72.3%	58.6%	13.7	72.4%	59.6%	12.8	71.4%	52.9%	18.5

FOUR POINTS
REVPAR ($)	67.52	61.90	9.1%	63.07	60.27	4.6%	76.69	65.28	17.5%
ADR ($)	105.97	103.98	1.9%	99.36	99.14	0.2%	119.47	114.69	4.2%
Occupancy (%)	63.7%	59.5%	4.2	63.5%	60.8%	2.7	64.2%	56.9%	7.3

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Six Months Ended June 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2010	2009	Var.	2010	2009	Var.
TOTAL WORLDWIDE
REVPAR ($)	103.61	94.58	9.5%	116.04	105.67	9.8%
ADR ($)	158.47	159.28	-0.5%	175.18	176.93	-1.0%
Occupancy (%)	65.4%	59.4%	6.0	66.2%	59.7%	6.5

NORTH AMERICA
REVPAR ($)	98.41	91.80	7.2%	118.95	110.53	7.6%
ADR ($)	147.67	150.34	-1.8%	171.81	175.77	-2.3%
Occupancy (%)	66.6%	61.1%	5.5	69.2%	62.9%	6.3

EUROPE
REVPAR ($)	126.17	116.65	8.2%	137.42	128.60	6.9%
ADR ($)	201.61	202.48	-0.4%	214.61	216.27	-0.8%
Occupancy (%)	62.6%	57.6%	5.0	64.0%	59.5%	4.5

AFRICA & MIDDLE EAST
REVPAR ($)	126.14	128.18	-1.6%	127.18	130.64	-2.6%
ADR ($)	179.71	190.66	-5.7%	180.27	193.14	-6.7%
Occupancy (%)	70.2%	67.2%	3.0	70.5%	67.6%	2.9

ASIA PACIFIC
REVPAR ($)	100.74	79.92	26.1%	98.54	76.04	29.6%
ADR ($)	159.08	147.92	7.5%	158.65	146.29	8.4%
Occupancy (%)	63.3%	54.0%	9.3	62.1%	52.0%	10.1

LATIN AMERICA
REVPAR ($)	80.61	71.65	12.5%	82.44	74.87	10.1%
ADR ($)	140.56	139.34	0.9%	149.05	149.50	-0.3%
Occupancy (%)	57.4%	51.4%	6.0	55.3%	50.1%	5.2

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Six Months Ended June 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2010	2009	Var.	2010	2009	Var.	2010	2009	Var.
TOTAL HOTELS	57 Hotels			30 Hotels			27 Hotels
REVPAR ($)	133.19	119.37	11.6%	140.09	125.37	11.7%	122.55	110.12	11.3%
ADR ($)	198.42	196.36	1.0%	196.55	193.04	1.8%	201.81	202.47	-0.3%
Occupancy (%)	67.1%	60.8%	6.3	71.3%	64.9%	6.4	60.7%	54.4%	6.3

Total Revenue	720,244	655,581	9.9%	457,668	420,020	9.0%	262,576	235,561	11.5%
Total Expenses	592,232	550,454	7.6%	388,991	363,346	7.1%	203,241	187,108	8.6%

BRANDED HOTELS	51 Hotels			24 Hotels			27 Hotels
REVPAR ($)	138.31	123.28	12.2%	150.68	133.59	12.8%	122.55	110.12	11.3%
ADR ($)	202.62	200.71	1.0%	203.15	199.59	1.8%	201.81	202.47	-0.3%
Occupancy (%)	68.3%	61.4%	6.9	74.2%	66.9%	7.3	60.7%	54.4%	6.3

Total Revenue	666,799	601,981	10.8%	404,223	366,420	10.3%	262,576	235,561	11.5%
Total Expenses	539,722	499,077	8.1%	336,481	311,969	7.9%	203,241	187,108	8.6%

(1)	Hotel Results exclude 8 hotels sold or closed and 5 hotels without comparable results during 2010 & 2009

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Six Months Ended June 30,
UNAUDITED ($ millions)

	Worldwide
	2010	2009	$ Variance	% Variance
Management Fees:
Base Fees	129	114	15	13.2%
Incentive Fees	58	51	7	13.7%

Total Management Fees	187	165	22	13.3%

Franchise Fees	76	66	10	15.2%

Total Management & Franchise Fees	263	231	32	13.9%

Other Management & Franchise Revenues (1)	59	62	-3	-4.8%

Total Management & Franchise Revenues	322	293	29	9.9%

Other	8	17	-9	-52.9%

Management Fees, Franchise Fees & Other Income	330	310	20	6.5%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $40 million in 2010 and 2009 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Six Months Ended June 30,
UNAUDITED ($ millions)

	2010	2009	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	151	156	(3.2%)
Other Sales and Services Revenues (2)	124	101	22.8%
Deferred Revenues — Percentage of Completion	0	17	(100.0%)
Deferred Revenues — Other (3)	(13)	(16)	(18.8%)

Vacation Ownership Sales and Services Revenues	262	258	1.6%
Residential Sales and Services Revenues	8	3	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	270	261	3.4%

Originated Sales Expenses (4) — Vacation Ownership Sales	97	104	6.7%
Other Expenses (5)	95	81	(17.3%)
Deferred Expenses — Percentage of Completion	0	9	100.0%
Deferred Expenses — Other	11	8	(37.5%)

Vacation Ownership Expenses	203	202	(0.5%)
Residential Expenses	1	2	50.0%

Total Vacation Ownership & Residential Expenses	204	204	0.0%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of June 30, 2010
UNAUDITED ($ millions)

Properties without comparable results in 2010:

Property	Location

Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin Peachtree	Atlanta, GA
W Chicago — City Center	Chicago, IL
W Barcelona	Barcelona, Spain
The Manhattan at Time Square Hotel	New York, NY

Properties sold or closed in 2010 and 2009:

Property	Location

Sheraton Brussels Hotel & Towers	Brussels, Belgium
Sheraton Mencey Hotel	Santa Cruz de Tenerife, Spain
Sheraton Newton	Newton, MA
Minneapolis Gateway Hotel	Minneapolis, MN
Park Ridge Hotel & Conference Center at Valley Forge	King of Prussia, PA
W San Francisco	San Francisco, CA
Four Points by Sheraton Sydney Hotel	Sydney, Australia
W New York — The Court & Tuscany	New York, NY
Revenues and Expenses Associated with Assets Sold or Closed in 2010 and 2009: (1)

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2009:
2009
Revenues	$28	$21	$14	$11	$74
Expenses (excluding depreciation)	$25	$19	$12	$9	$65

Hotels Sold or Closed in 2010:
2010
Revenues	$—	$—	$—	$—	$—
Expenses (excluding depreciation)	$—	$—	$—	$—	$—

2009
Revenues	$—	$—	$—	$—	$—
Expenses (excluding depreciation)	$—	$—	$—	$—	$—

(1)	Results consist of 0 hotels sold or closed in 2010 and 7 hotels sold or closed in 2009. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2010 and 2009. These amounts do not include revenues and expenses from the W New York — Court & Tuscany which were reclassified to discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three & Six Months Ended June 30, 2010
UNAUDITED ($ millions)

	Q2	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	21	34
Corporate/IT	4	7

Subtotal	25	41

Vacation Ownership Capital Expenditures: (2)
Net capital expenditures for inventory (excluding St.Regis Bal Harbour)	(8)	(17)
Net capital expenditures for inventory — St.Regis Bal Harbour	36	75

Subtotal	28	58

Development Capital: (3)	49	62

Total Capital Expenditures	102	161

(1)	Maintenance capital expenditures include improvements, repairs and maintenance.

(2)	Represents gross inventory capital expenditures of $41 and $86 in the three and six months ended June 30, 2010, respectively, less cost of sales of $13 and $28 in the three and six months ended June 30, 2010, respectively.

(3)	Development capital primarily relates to improvements expected to generate positive returns.

Starwood Hotels & Resorts Worldwide, Inc.
2010 Divisional Hotel Inventory Summary by Ownership by Brand*
June 30, 2010

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms

Owned
Sheraton	6	3,527	4	705	5	2,713	2	821	17	7,766
Westin	5	2,849	3	650	3	902	1	273	12	4,674
Four Points	2	327	—	—	—	—	—	—	2	327
W	7	2,440	1	473	—	—	—	—	8	2,913
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	3	668	1	161	—	—	—	—	4	829
Aloft	2	272	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	1	123
Other	7	2,600	—	—	—	—	—	—	7	2,600

Total Owned	34	13,449	16	2,817	9	3,795	3	1,094	62	21,155

Managed & UJV
Sheraton	40	27,318	67	20,217	15	2,934	55	20,285	177	70,754
Westin	53	28,158	11	3,124	—	—	21	7,428	85	38,710
Four Points	1	171	9	1,641	4	517	12	4,257	26	6,586
W	20	6,042	2	581	2	433	3	722	27	7,778
Luxury Collection	4	1,648	14	2,744	7	250	1	186	26	4,828
St. Regis	7	1,485	1	95	2	309	4	1,009	14	2,898
Le Meridien	4	607	60	15,073	—	—	25	6,982	89	22,662
Aloft	—	—	1	408	—	—	1	186	2	594
Other	—	—	1	—	—	—	—	—	1	—

Total Managed & UJV	129	65,429	166	43,883	30	4,443	122	41,055	447	154,810

Franchised
Sheraton	149	44,118	28	6,639	8	2,040	15	6,010	200	58,807
Westin	58	18,600	6	2,655	2	396	7	1,939	73	23,590
Four Points	101	15,993	12	1,671	8	1,264	4	374	125	19,302
Luxury Collection	6	1,256	15	2,010	2	248	8	2,262	31	5,776
St. Regis	—	—	1	133	—	—	—	—	1	133
Le Meridien	7	1,997	4	1,340	2	324	2	554	15	4,215
Aloft	37	5,390	—	—	—	—	—	—	37	5,390
Element	6	762	—	—	—	—	—	—	6	762

Total Franchised	364	88,116	66	14,448	22	4,272	36	11,139	488	117,975

Systemwide
Sheraton	195	74,963	99	27,561	28	7,687	72	27,116	394	137,327
Westin	116	49,607	20	6,429	5	1,298	29	9,640	170	66,974
Four Points	104	16,491	21	3,312	12	1,781	16	4,631	153	26,215
W	27	8,482	3	1,054	2	433	3	722	35	10,691
Luxury Collection	11	3,547	36	5,582	10	678	9	2,448	66	12,255
St. Regis	10	2,153	3	389	2	309	4	1,009	19	3,860
Le Meridien	11	2,604	64	16,413	2	324	27	7,536	104	26,877
Aloft	39	5,662	1	408	—	—	1	186	41	6,256
Element	7	885	—	—	—	—	—	—	7	885
Other	7	2,600	1	—	—	—	—	—	8	2,600
Vacation Ownership	13	6,618	—	—	1	382	—	—	14	7,000

Total Systemwide	540	173,612	248	61,148	62	12,892	161	53,288	1,011	300,940

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of June 30, 2010
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout

Sheraton	7	7	6	2,988	91	712	3,791
Westin	9	9	9	1,463	99	21	1,583
St. Regis	2	2	—	63	—	—	63
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	22	22	16	4,644	190	734	5,568

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	23	23	17	4,842	190	734	5,766

Total Intervals Including UJV’s (7)				251,784	9,880	38,168	299,832

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales or future development.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.